Exhibit 77(q)(1)

Exhibits

(a)(1)	Amendment No. 4 dated June 1, 2011 to the Declaration of Trust - Filed as an exhibit to Post-Effective Amendment No. 6 to the Registrant’s Form N-1A Registration Statement on July 27, 2011 and incorporated herein by reference.

(e)(1)	Amended Schedule A dated November 2010 to the Investment Management Agreement dated May 16, 2007 between ING Separate Portfolios Trust and ING Investments, LLC – Filed as an exhibit to Post-Effective Amendment No. 6 to the Registrant’s Form N-1A Registration Statement on July 27, 2011 and incorporated herein by reference.